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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
                         -
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          BOLT TECHNOLOGY CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          BOLT TECHNOLOGY CORPORATION

                                Four Duke Place
                          Norwalk, Connecticut 06854
                                (203) 853-0700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 23, 1999

To the Stockholders of Bolt Technology Corporation:

  Notice is Hereby Given that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation, (the "Company"), will be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 23, 1999, at 10:00 A.M., Eastern Standard Time, for the following purposes:

    1. To elect four (4) directors to hold office for a term of three years and until their successors are elected and shall qualify;

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on October 15, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

  STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT THEIR EARLIEST CONVENIENCE, EVEN IF THEY PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                                 Alan Levy,
                                                  Secretary

Dated: October 25, 1999

                          BOLT TECHNOLOGY CORPORATION
                                Four Duke Place
                          Norwalk, Connecticut 06854
                                (203) 853-0700

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 23, 1999

                               ----------------

  The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the "Company") to be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 23, 1999, at 10:00 A.M., and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the form of proxy will be first given or mailed to stockholders is October 25, 1999.

  Only stockholders of record of the Company's Common Stock, without par value, at the close of business on October 15, 1999, will be entitled to vote at the meeting. At that date, there were issued and outstanding 5,370,378 shares of Common Stock, the holders of which are entitled to one vote per share on all matters.

  A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

  Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, and (ii) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies.

  Directors will be elected by a plurality of votes at the Annual Meeting. Abstentions are not counted toward a nominee's number of total votes cast. All other matters which properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Abstentions will have the practical effect of voting against such matter, since an abstention is one less vote for approval. Broker non-votes of any matter will have no impact on such matter since they are not considered "shares present" for voting purposes.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. Beneficial ownership reflected in the table represents sole voting power for 498,850 shares and sole dispositive power for 527,950 shares. The following is the only person known to the Company or its management who beneficially owned as of October 15, 1999, more than five percent of any class of the Company's voting securities.

                                         Shares of
                                        Common Stock
        Name and Address of             Beneficially Percent
         Beneficial Owner                  Owned     of Class
        -------------------             ------------ --------
      Kennedy Capital Management, Inc.
      10829 Olive Blvd.
      St. Louis, MO 63141                 527,950      9.8

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth all equity securities of the Company beneficially owned as of October 15, 1999 by (i) each director and nominee,
(ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the Common Stock.

                                 Shares of
                                Common Stock     Options               Percent
               Name               Owned(1)    Exercisable(2)  Total  of Class(3)
               ----             ------------  -------------- ------- -----------
   Stephen Chelminski..........    22,291            --       22,291      *
   Kevin M. Conlisk............     9,500(4)       2,250      11,750      *
   Joseph Espeso...............    31,400            --       31,400      *
   John H. Larson..............    18,200(5)       6,000      24,200      *
   Alan Levy...................    63,302(4)      40,000     103,302     1.9
   Joseph Mayerick, Jr. .......    40,975(4)      50,000      90,975     1.7
   Gerald H. Shaff.............   139,000            --      139,000     2.6
   Gerald A. Smith.............    39,250          2,250      41,500      *
   Raymond M. Soto.............   191,710         64,000     255,710     4.7
   All Executive Officers and
    Directors
    As a Group.................   555,628        164,500     720,128    13.0

--------
(1) Includes 3,000 shares, 700 shares, 5,000 shares, 2,000 shares, 25,000 shares and 1,875 shares held by the wives of Messrs. Conlisk, Espeso, Larson, Shaff, Smith and Soto, respectively, or an aggregate of 37,575 shares owned by the wives of all directors and officers as a group, as to which such directors and officers disclaim beneficial ownership.
(2) Represents shares subject to stock options granted under the Company's stock option plan which officers and directors may acquire within 60 days upon exercise of stock options.
(3) The percentages represent the total of shares listed in columns (1) and
  (2) divided by the issued and outstanding shares of Common Stock as of October 15, 1999 plus where applicable all stock options granted to the individual or group, as appropriate, under the Company's stock option plan, which officers and directors may acquire within 60 days.
(4) Represents shared voting power with a family member.
(5) Includes 7,500 shares, the voting power of which is shared with a family member.

 *  Less than 1%.

                             ELECTION OF DIRECTORS

  Under the Company's By-Laws, its directors are divided into three classes, each to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at eight at the Regular Meeting of the Board of Directors held on May 11, 1999. The four directors whose terms will expire at the 1999 Annual Meeting of Stockholders are Kevin M. Conlisk, Joseph Espeso, Joseph Mayerick, Jr. and Gerald A. Smith. These four directors have been nominated by the Board of Directors to stand for election at the 1999 Annual Meeting of Stockholders. Messrs. Conlisk, Mayerick and Smith were elected by the Stockholders at the annual meeting held on November 19, 1996. Mr. Espeso was elected in May 1999 by the Board of Directors when it increased the number of directorships to eight.

  At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these four nominees. Should any one or all of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

  The Board of Directors recommends a vote "FOR" the slate of nominees described below.

  The following table sets forth the name, age, principal occupation for the past five years and directorships of each of the nominees for election as a director and each of the incumbent directors of the Company.

 Name, Age and Positions,               Business Experience             Director
   if any, with Company                 During Past 5 Years              Since
 ------------------------               -------------------             --------
Nominees for Term Expiring
 in 2002:
 Kevin M. Conlisk, 54, Di-  A Principal and Chief Financial Officer of    1996
  rector                     Alinabal Holdings Corporation, a
                             diversified manufacturer of industrial
                             products for more than five years.
 Joseph Espeso, 57, Direc-  Senior Vice President--U.S. Group of Banque   1999
  tor                        Nationale de Paris since April 1996. Prior
                             to April 1996, Senior Director at American
                             Express Bank for more than five years.
 Joseph Mayerick, Jr. 57,                                                 1993
  Senior Vice President--   Senior Vice President--Marketing for more
  Marketing and Director     than five years.
 Gerald A. Smith, 53, Di-   President of Integrated Loan Services, Inc.   1993
  rector                     a provider of valuation reports to the
                             banking and mortgage lending industries
                             for more than five years.
Directors Whose Term
 Expires in 2000:
 Stephen Chelminski, 67,                                                  1962
  Director of Special       A founder of the Company. Part-time
  Research and Development   Director of Special Research and
  Projects on a part-time    Development Projects for more than five
  basis and Director         years.
 Raymond M. Soto, 60,                                                     1979
  Chairman, President,      Chairman of the Board since November 1997.
  Chief Executive Officer    President and Chief Executive Officer for
  and Director               more than five years.

Name, Age and Positions,              Business Experience             Director
  if any, with Company                During Past 5 Years              Since
------------------------              -------------------             --------
Directors Whose Term Ex-
 pires in 2001:
 John H. Larson, 69,      Retired in April 1989 as President and        1989
  Director                 Chief Executive Officer and Director of
                           Connecticut Energy Corporation and its
                           principal subsidiary, The Southern
                           Connecticut Gas Company.
 Gerald H. Shaff, 66,     President and Chief Executive Officer of      1998
  Director                 Custom Products Corporation for more than
                           five years. Custom Products, a
                           manufacturer of precision mechanical and
                           pneumatic slip clutches, became a wholly-
                           owned subsidiary of the Company in January
                           1998.

  In connection with the acquisition of Custom Products Corporation in January 1998, the Company paid Mr. Shaff $4,971,000 in cash and 135,000 shares of the Company's Common Stock. In addition, the Company may pay additional consideration to Mr. Shaff based upon the future sales growth of Custom Products Corporation.

  To induce Mr. Shaff to enter into an Employment Agreement with the Company, the Company agreed to nominate Mr. Shaff as a Director of the Company during the term of his Employment Agreement. The Employment Agreement terminates on December 31, 2002 or on such earlier date as Mr. Shaff dies, becomes permanently disabled or is terminated for cause. The Employment Agreement provides for a salary of not less than $150,000 per year.

                                  MANAGEMENT

Directors and Executive Officers

  The Directors and executive officers of the Company are as follows:

          Name                                          Position
          ----                                          --------
  Raymond M. Soto....... Chairman of the Board, President, Chief Executive Officer and Director
  Joseph Mayerick, Jr... Senior Vice President--Marketing and Director
  Alan Levy............. Vice President--Finance, Secretary and Treasurer
  Stephen Chelminski.... Director
  Kevin M. Conlisk...... Director (1)(2)
  Joseph Espeso......... Director
  John H. Larson........ Director (1)(2)
  Gerald H. Shaff....... Director
  Gerald A. Smith....... Director (1)(2)

  --------
  (1) Member of the Audit Committee.
  (2) Member of the Executive Compensation Committee.

  Alan Levy, age 50, has been Vice President--Finance since 1991, Secretary since 1988 and Treasurer since 1997.

  See "Election of Directors" for biographies relating to Directors.

Information on Committees of the Board of Directors

  During the fiscal year ended June 30, 1999, the Board of Directors held seven Board meetings and two Committee meetings. With the exception of Mr. Mayerick, who missed two board meetings because of Company related travel, no director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he is a member.

  The standing committees of the Board of Directors are the Audit and Executive Compensation Committees. In lieu of a Nominating Committee, the Board of Directors selects the nominees for election as directors.

  The Audit Committee monitors the activities of the Company's independent accountants, receives reports concerning the Company's internal accounting controls, reviews the fees to be paid to the Company's independent accountants, confers as to the financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Kevin M. Conlisk (Chairman), John H. Larson and Gerald A. Smith. The Audit Committee held two meetings during fiscal 1999.

  The Executive Compensation Committee oversees the Company's executive compensation programs and establishes its executive compensation policies. Its members are Gerald A. Smith (Chairman), Kevin M. Conlisk and John H. Larson. The Executive Compensation Committee did not meet during fiscal 1999 but held a meeting on July 13, 1999.

Directors' Compensation

  In fiscal 1999, non-employee directors received a fee of $1,000 for attendance at each meeting of the Board of Directors. Each non-employee director also received an annual directors fee of $5,000 and $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as a director.

  Mr. Stephen Chelminski, a director of the Company, was paid $45,000 for his services as Director of Special Research and Development Projects for the year ended June 30, 1999. Mr. Shaff was paid $150,000 under the terms of his Employment Agreement with the Company.

  Under the Bolt Technology Corporation 1993 Stock Option Plan, each non-employee director receives, when elected as a director, an option to purchase 3,000 shares of the Common Stock of the Company subject to the terms and conditions of the Plan.

Executive Compensation Committee Report on Compensation of Executive Officers of the Company

  The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Officer Compensation

  The Company's compensation program for executive officers consists primarily of three key elements: a base salary, a discretionary annual bonus and grants of stock options, in addition to benefit plans available to all employees. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short-term and long-term interests of stockholders.

  Total Cash Compensation--Salary and Bonuses. Salaries paid to executive officers are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews his salary recommendations for all executive officers with the Compensation Committee, which is responsible for approving or disapproving those recommendations. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee as to discretionary annual bonuses, if any, to be paid to individual executive officers, based upon his evaluation of each executive officer's contribution to Company performance.

  Stock Options. The Company's 1993 Stock Option Plan authorizes a Committee of non-employee directors to grant options to executives of the Company. The Committee is composed of the three non-employee directors on the Compensation Committee. Option grants are made from time to time to executives whose contributions are perceived to have had or to be likely to have a significant impact on the Company's performance.

Chief Executive Officer Compensation

  Mr. Soto's compensation as Chief Executive Officer is composed of the same elements and performance measures as for the Company's other senior executives. The Compensation Committee believes that Mr. Soto's total compensation reflects the unique contributions that he makes to the Company's performance as an innovative leader in the industry in which the Company operates. He was awarded a bonus of $310,000 in fiscal 1999, based on the Company's performance in fiscal 1999. The Committee believes that such compensation is appropriate based on 1999 earnings, revenue growth and cash flow from operations.

                                          Members of the Compensation
                                          Committee
                                          Gerald A. Smith, Chairman
                                          Kevin M. Conlisk
                                          John H. Larson

Compensation Committee Interlocks and Insider Participation

  The Board of Directors of the Company has an Executive Compensation Committee composed of Messrs. Smith, Conlisk and Larson. Mr. Soto, the Company's Chairman, President and Chief Executive Officer, participates in deliberations of the Committee concerning executive officer compensation.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers:

                          Summary Compensation Table

                                      Annual         Long Term
                                   Compensation    Compensation
                                ------------------ -------------
  Name and Principal     Fiscal                    Stock Options       All Other
       Position           Year  Salary($) Bonus($)   Awards(#)   Compensation($)(1)(2)
  ------------------     ------ --------- -------- ------------- ---------------------
Raymond M. Soto, Chair-   1999  $234,647  $310,000       --             $35,469
man, President and        1998   221,500   350,000    40,000             35,795
Chief Executive Officer   1997   206,000   225,000    24,000             34,233
Joseph Mayerick, Jr.,     1999   155,769    95,000       --              17,573
Senior Vice President-    1998   155,269   110,000    30,000             17,573
Marketing                 1997   149,346    62,500       --              17,573
Alan Levy                 1999   150,769    95,000       --              17,263
Vice President-Finance,   1998   150,254   105,000    20,000             17,027
Secretary                 1997   144,346    62,500    10,000             15,811
and Treasurer

--------
(1) Includes matching contribution paid by the Company to the respective accounts of each named executive under the Company's 401(k) Savings Plan. The matching contribution made to the executive officers account for 1998 was as follows: Mr. Soto, $5,162 and Mr. Levy, $4,916. Mr. Mayerick did not participate in the savings plan.
(2) Includes the value of Company paid whole life insurance policies on Messrs. Soto, Mayerick and Levy. The named executive has the right to designate the beneficiary and in the event of termination of employment, for any reason, ownership of the policy transfers to the named executive. The value of this benefit in 1998 was $30,307 for Mr. Soto, $17,573 for Mr. Mayerick and $12,347 for Mr. Levy.

Employment Agreement

  The Company has an employment agreement, through June 30, 2002, subject to extension, with Mr. Soto. The agreement provides for, among other things, a base annual salary of $238,000 a year, subject to adjustment and a discretionary bonus to be determined from time-to-time by the Board of Directors. The Company must also maintain a life insurance policy for the benefit of Mr. Soto. The agreement will terminate in the event of Mr. Soto's death and may be terminated by the Company in the event of Mr. Soto's disability or for cause (as defined therein). Mr. Soto may terminate his employment for Good Reason, which includes (i) certain changes in Mr. Soto's duties and responsibilities; (ii) the relocation of Mr. Soto's principal place of employment or (iii) the occurrence of a "defined corporate change". If Mr. Soto terminates his employment for Good Reason, he will be entitled to receive all sums which would have become payable to Mr. Soto under this agreement during the three year period following the date of such termination. This sum shall include (a) base salary, and (b) a performance bonus based on the average of the three highest such bonuses paid during the five fiscal years preceding the date of termination.

Severance Compensation Plan

  The Company has a Severance Compensation Plan which provides for special severance benefits to employees designated by the Board in the event of their termination, for whatever reason, during the 24-month period following the acquisition by any person or groups of beneficial ownership of 30% of the Company's outstanding shares or change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period. The benefit, which is payable within ten days of termination of employment, shall (as pre-designated by the Board) equal two or three times
(i) current base salary, (ii) the average of such employee's bonuses in the three highest years during the five-year period prior to termination, and
(iii) certain annual medical insurance premiums; provided, however, such total amount may not exceed the maximum amount that may be paid without incurring the adverse tax consequences imposed upon such benefits by the Internal Revenue Code (in general approximately 300% of the employee's average total compensation income for the five preceding calendar years). In certain circumstances, the Plan may be amended or terminated by the Board. The Board has designated 4 key employees to participate in this plan, including all named executive officers, other than Mr. Soto.

Option Grants in the Last Fiscal Year

  The Company did not grant options to the Chief Executive Officer or the other named executive officers in the 1999 fiscal year.

Stock Option Exercises and Holdings

  The following table sets forth information related to options exercised during fiscal 1999 by the Company's Chief Executive Officer and each of the Company's other executive officers, and the number and value of options held by such individuals at June 30, 1999.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                             Number of           Value of Unexercised
                                                        Unexercised Options      In-the-Money Options
                             Shares                     at Fiscal Year-End     at Fiscal Year-End ($)(1)
                            Acquired       Value     ------------------------- -------------------------
          Name           on Exercise(#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           -------------- ------------ ----------- ------------- ----------- -------------
Raymond M. Soto.........        --            --       64,000         --         $37,500        --
Joseph Mayerick, Jr. ...     12,000       $59,250      50,000         --          91,850        --
Alan Levy...............     10,000        46,875      40,000         --          60,600        --

--------
(1) Based upon $5.6875 per share, the market price of a share of common stock as of June 30, 1999, net of exercise prices that range from $1.19 to $4.125 per share. In all cases the exercise price equalled the market price of a share at the date of grant.

Comparison of Five-Year Cumulative Total Return

  The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following graph compares the five-year cumulative total return of the Company's common stock as compared with the cumulative total return, assuming reinvestment of dividends, of the Standard and Poor's Small Cap 600 Index and the Standard and Poor's Small Cap Oil and Gas (Drilling & Equipment) Index.

                            Cumulative Total Return
                 Based on investment of $100 on June 30, 1994

                                  [BAR GRAPH]


                                                        6/30/94   6/30/95  6/30/96  6/30/97 6/30/98 6/30/99
                                                        -------   -------  -------  ------- ------- -------
Bolt Technology Corporation...........................    $100      $190     $390     $800   $1,460   $910
S&P Small Cap 600 Index...............................    $100      $120     $152     $185   $  220   $215
S&P Small Cap Oil & Gas (Drilling & Equip)............    $100      $110     $165     $235   $  208   $146



                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Deloitte & Touche LLP, independent accountants, were selected by the Board of Directors in March 1999 to serve as the Company's independent accountants for the fiscal year ended June 30, 1999. The Board selects the Company's independent accountants upon recommendation of the Audit Committee. The Audit Committee is expected to make its recommendation for the year ending June 30, 2000 at a meeting to be held in March 2000.

  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company has determined, based solely upon its review of copies of Form 3, 4 and 5 that it has received, that those persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, have filed on a timely basis Forms 3, 4 and 5 in compliance with Section 16(a) of said Act.

                            STOCKHOLDERS' PROPOSALS

  In order to be considered for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting of Stockholders, any proposals by stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company on or before June 24, 2000.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this proxy statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

  The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by regular employees of the Company or others affiliated with the Company. The Company will not pay compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

  All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                                 Alan Levy,
                                                  Secretary

Norwalk, Connecticut
Dated: October 25, 1999

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          BOLT TECHNOLOGY CORPORATION

        The undersigned hereby appoints Alan Levy and Raymond M. Soto proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 23, 1999 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


BOLT TECHNOLOGY CORPORATION                  Annual
                                             Meeting of
                                             Stockholders

                                             November 23, 1999, 10:00 a.m.

                                             The Norwalk Inn & Conference Center
                                             99 East Avenue
                                             Norwalk, Connecticut

                                                        Please mark
                                                        your votes as
                                                        indicated in
                                                        this example  [X]

                                                    WITHHELD
The Board of Directors recommends a vote      FOR   FOR ALL      Item 2 - To transact in their discretion such other
FOR Item 1.                                   [ ]     [ ]                 business as may properly come before
Item 1-ELECTION OF DIRECTORS                                              the meeting.
       Nominees:

       Kevin M. Conlisk
       Joseph Espeso
       Joseph Mayerick, Jr.
       Gerald A. Smith

WITHHELD FOR: (Write that nominee's name in the space provided below).

------------------------------------------


Signature(s)                                    Date
            ------------------------------------    ----------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, adminstator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               Admission Ticket

                                Annual Meeting

                                      of

                          BOLT TECHNOLOGY CORPORATION

                          Tuesday, November 23, 1999

                                  10:00 a.m.

                      The Norwalk Inn & Conference Center

                                99 East Avenue

                             Norwalk, Connecticut